                                              HADRON, INC. AND SUBSIDIARIES
                                        COMPUTATION OF PRIMARY EARNINGS PER SHARE

                                                                 Nine Months Ended              Three Months Ended
                                                                     March 31,                       March 31,
                                                                 ------------------            --------------------
                                                                1996            1995            1996           1995
                                                            ------------    ------------    ------------   ------------
  Income (loss) before extraordinary gain                       $111,561       ($480,468)       $49,868      ($107,622)


  Extraordinary gain on extinguishment of debt                      -          2,718,418           -              -
                                                             ------------    ------------   ------------   ------------
  Net Income                                                    $111,561      $2,237,950        $49,868      ($107,622)
                                                                 ========        ========       ========       ========
  Weighted average shares of common stock outstanding          1,501,553       1,492,626      1,503,685      1,492,628
  Weighted average affect of common stock equivalents            102,759            -           101,056           -
                                                             ------------    ------------   ------------   ------------
  Weighted average shares outstanding                          1,604,312       1,492,625      1,604,741      1,492,625
                                                                 ========        ========       ========       ========

  Income (loss) before extraordinary gain                          $0.07          ($0.32)         $0.03         ($0.07)


  Extraordinary gain on extinguishment of debt                      -              $1.82           -              -
                                                             ------------    ------------   ------------   ------------

  Net income                                                       $0.07           $1.50          $0.03         ($0.07)
                                                                 ========        ========       ========       ========


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